                                                                       EXHIBIT 3


                         TENTH AMENDMENT TO THE BY-LAWS


     THIS AMENDMENT is adopted and approved this 10th day of June, 1994, to be effective as of August 1, 1994, by Logicon, Inc., a Delaware corporation, with reference to the following facts:

     A. The By-Laws of Logicon, Inc. (the "By-Laws") were adopted by the incorporator of this Corporation by written action dated July 31, 1978.

     B. By Article Five of the Certificate of Incorporation of this Corporation and Article VIII of the By-Laws, the Board of Directors of Logicon, Inc. has the power (subject to certain limitations expressed in the Certificate of Incorporation and the By-Laws) to amend the By-Laws.

     NOW THEREFORE, the following By-Laws are hereby amended:

     1. Section 2.2 of Article II of the By-Laws is hereby amended to read as follows:

             "Section 2.2 Number of Directors. The authorized number of
                          -------------------
             directors of the Corporation shall be eight (8) and the Board may from time to time increase or decrease the number of directors from this number by an amendment to these By-Laws. However, the number of directors shall not be increased or decreased by more than two
             (2) within any period of twelve months, whether by action of the Board or the stockholders, except upon the affirmative vote or written consent of the holders of not less than seventy-five percent (75%) of the outstanding voting stock. No reduction in the authorized number of directors shall remove any director prior to the expiration of his term of office."


     2. Section 2.3 of Article II of the By-Laws is hereby amended to read as follows:

             "Section 2.3 Election and Term of Office of Directors. The Board
                          ----------------------------------------
             shall be divided into three classes as follows: Class I, two directors; Class II, three directors; Class III, three directors. The first term of office of the directors shall expire as follows:
             (1) for Class I, at the first annual meeting of stockholders following the first election of Class I; (2) for Class II, at the second annual meeting following such first election; and (3) for Class III, at the third annual meeting following such first election. After the first term of office of each Class, directors shall be chosen at each annual meeting of stockholders for a term of three (3) years to succeed those whose terms then expire and shall hold office until the third annual meeting of stockholders thereafter and until the election of their respective successors. At any annual meeting of stockholders, the persons receiving the greatest number of votes, up to the number then to be elected, shall be the directors elected."

     3. In all other respects the By-Laws are reaffirmed and declared to be in full force and effect.


     IN WITNESS WHEREOF, this document has been executed this 10th day of June, 1994.



                                                   LOGICON, INC.



                                                   By: JOHN R. WOODHULL
                                                   ----------------------------
                                                   John R. Woodhull, President


ATTEST:



By: E. BENJAMIN MITCHELL, JR.
- ----------------------------------------
E. Benjamin Mitchell, Jr.,
Vice President-General Counsel/Secretary

                                                                       EXHIBIT 3


                       ELEVENTH AMENDMENT TO THE BY-LAWS
                       ---------------------------------

     THIS AMENDMENT is made this 1st day of June, 1995 by Logicon, Inc., a Delaware corporation, with reference to the following facts:

     A. The By-Laws of Logicon, Inc. (the "By-Laws") were adopted by the incorporator of this Corporation by written action dated July 31, 1978.

     B. By Article Five of the Certificate of Incorporation of this Corporation and Article VIII of the By-Laws, the Board of Directors of Logicon, Inc. has the power (subject to certain limitations expressed in the Certificate of Incorporation and the By-Laws) to amend the By-Laws.

     NOW THEREFORE, the following By-Laws are hereby amended:

     1. Section 2.2 of Article II of the By-Laws is hereby amended to read as follows:

               "Section 2.2  Number of Directors.  The authorized number of
                             --------------------
               directors of the Corporation shall be seven (7) and the Board may from time to time increase or decrease the number of directors from this number by an amendment to these By-Laws. However, the number of directors shall not be increased or decreased by more than two (2) within any period of twelve months, whether by action of the Board or the stockholders, except upon the affirmative vote or written consent of the holders of not less than seventy-five percent (75%) of the outstanding voting stock. No reduction in the authorized number of directors shall remove any director prior to the expiration of his term of office."

     2. Section 2.3 of Article II of the By-Laws is hereby amended to read as follows:

               "Section 2.3  Election and Term of Office of Directors.  The
                             -----------------------------------------
               Board shall be divided into three classes as follows: Class I, two directors; Class II, two directors; Class III, three directors. The first term of office of the directors shall expire as follows: (1) for Class I, at the first annual meeting of stockholders following the first election of Class I; (2) for Class II, at the second annual meeting following such first election; and (3) for Class III, at the third annual meeting following such first election. After the first term of office of each Class, directors shall be chosen at each annual meeting of stockholders for a term of three (3) years to succeed those whose terms then expire and shall hold office until the third annual meeting of stockholders thereafter and until the election of their respective successors. At any annual meeting of stockholders, the persons receiving the greatest number of votes, up to the number then to be elected, shall be the directors elected."

     3. In all other respects the By-Laws are reaffirmed and declared to be in full force and effect.

     IN WITNESS WHEREOF, this document has been executed this 1st day of June, 1995.



                                                        LOGICON, INC.


                                                   By:

                                                        J.R. WOODHULL
                                                      --------------------------
                                                        J.R. Woodhull, President



ATTEST:


By:

       E. BENJAMIN MITCHELL, JR
       -----------------------------------------
       E. Benjamin Mitchell, Jr.

       Vice President-General Counsel/Secretary